Exhibit 99.1
The Chefs’ Warehouse, Inc. Reports Second Quarter 2011 Financial Results
Net Sales Increased 18.7%
Ridgefield, CT, August 25, 2011 — The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States, today reported financial results for its second quarter ended June 24, 2011.
Financial highlights for the second quarter of 2011 compared to the second quarter of 2010:
•	Net sales increased 18.7% to $99.3 million for the second quarter of 2011 from $83.6 million for the second quarter of 2010.

•	Gross profit increased 19.7% to $26.2 million for the second quarter of 2011 from $21.9 million for the second quarter of 2010.

•	Earnings per diluted share increased 30.8% to $0.17 per diluted share for the second quarter of 2011 from $0.13 per diluted share for the second quarter of 2010.

•	Adjusted EBITDA[1] increased 31.3% to $8.1 million for the second quarter of 2011 from $6.2 million for the second quarter of 2010.

•	Modified pro forma earnings per diluted share[1], or EPS, increased 33.3% to $0.20 per diluted share for the second quarter of 2011 from $0.15 per diluted share for the second quarter of 2010.
“We are very pleased with our second quarter results,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “Net sales increased 18.7% and Adjusted EBITDA increased 31.3%. We ended the quarter with the acquisition on June 24, 2011 of certain of the assets of Harry Wils & Co., a specialty foodservice distribution company headquartered in the New York City metropolitan area. We remain focused on increasing penetration with existing customers, expanding our customer base within our existing markets and pursuing selective acquisitions.”
Second Quarter Fiscal 2011 Results
Net sales for the quarter ended June 24, 2011 increased approximately 18.7% to $99.3 million from $83.6 million for the quarter ended June 25, 2010. The increase in net sales was principally the result of increased case volume as well as increased revenue per case. Our increase in net sales also included approximately $1.7 million of net sales related to our Florida operations which we acquired in June 2010.
Gross profit increased approximately 19.7% to $26.2 million for the second quarter of 2011 from $21.9 million for the second quarter of 2010. Total operating expenses increased by approximately 13.5% to $18.6 million for the second quarter of 2011 from $16.3 million for the second quarter of 2010. The increase in total operating expenses was primarily due to higher sales volume, startup acquisition transition costs relating to Harry Wils & Co. and costs associated with our Florida operations.
Operating income increased approximately 37.5% to $7.7 million for the second quarter of 2011 compared to $5.6 million for the second quarter of 2010.
Net income available to common stockholders was $2.7 million, or $0.17 per diluted share, for the second quarter of 2011 compared to $3.1 million, or $0.13 per diluted share, for the second quarter of 2010. On a non-GAAP basis, modified pro forma net income1 was $4.2 million and modified pro forma EPS was $0.20 for the second quarter of 2011 compared to modified pro forma net income of $3.1 million and modified pro forma EPS of $0.15 for the second quarter of 2010.

[1]	Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income and modified pro forma EPS to GAAP net income.

26 Weeks Ended June 24, 2011 Compared to 26 Weeks Ended June 25, 2010
Net sales for the 26 weeks ended June 24, 2011 increased approximately 18.8% to $182.4 million from $153.6 million for the 26 weeks ended June 25, 2010. The increase in net sales was principally the result of increased case volume as well as increased revenue per case. Our increase in net sales also included approximately $3.8 million of net sales related to our Florida operations which we acquired in June 2010.
Gross profit increased approximately 21% to $48.3 million for the 26 weeks ended June 24, 2011 from $39.9 million for the 26 weeks ended June 25, 2010. Total operating expenses increased by approximately 13.5% to $35.5 million for the 26 weeks ended June 24, 2011 from $31.3 million for the 26 weeks ended June 25, 2010. The increase in total operating expenses was primarily due to higher sales volume, startup acquisition transition costs relating to Harry Wils & Co. and costs associated with our Florida operations. Operating income increased approximately 47.8% to $12.8 million for the 26 weeks ended June 24, 2011 compared to $8.6 million for the 26 weeks ended June 25, 2010.
Net income available to common stockholders was $3.7 million, or $0.23 per diluted share, for the 26 weeks ended June 24, 2011 compared to $3.5 million, or $0.15 per diluted share, for the 26 weeks ended June 25, 2010. On a non-GAAP basis, modified pro forma net income was $6.8 million and modified pro forma EPS was $0.32 for the 26 weeks ended June 24, 2011 compared to modified pro forma net income of $4.5 million and modified pro forma EPS of $0.22 for the 26 weeks ended June 25, 2010.
Recent Business Highlights
On August 2, 2011, the Company completed its initial public offering of 10,350,000 shares of common stock at an offering price of $15.00 per share. Of the 10,350,000 shares sold, 4,666,667 shares were sold by The Chefs’ Warehouse, Inc. and 5,683,333 shares were sold by certain of The Chefs’ Warehouse, Inc.’s existing stockholders, which includes 1,350,000 shares sold to the underwriters to cover over-allotments. Total net proceeds to the Company from the offering, after deducting underwriter discounts and commissions and estimated offering expenses, were approximately $63.1 million. The Company used the net proceeds from the offering, along with borrowings totaling $44 million under its new senior secured credit facilities, to repay all of the Company’s existing indebtedness outstanding at the time of offering. The new senior secured credit facilities include a $30 million term loan facility and a $50 million revolving credit facility.
On June 24, 2011, the Company completed its acquisition of certain of the inventory and certain intangible assets of Harry Wils & Co., including Harry Wils & Co.’s customer list and certain intellectual property. Harry Wils & Co. is a specialty foodservice distribution company headquartered in the New York City metropolitan area. The purchase price paid to Harry Wils & Co. was approximately $7.7 million for the intangible assets, plus approximately $1.2 million for inventory on hand.
2011 Outlook
The Chefs’ Warehouse, Inc. is introducing initial financial guidance for full year 2011.
•	Revenue between $384 million and $392 million.

•	Net income per diluted share between $0.41 and $0.44.

•	Modified pro forma net income per diluted share between $0.76 and $0.79.
Conference Call
The Company will host a conference call to discuss second quarter 2011 financial results today at 5:00 p.m. EDT. Hosting the call will be Chris Pappas, chairman and chief executive officer, Jim Wagner, chief operating officer, and Ken Clark, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 407-4018 or for international callers (201) 689-8471. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or for international callers (858) 384-5517; the conference ID is 377337. The replay will be available until Thursday, September 1, 2011. The call will also be webcast live from the Company’s investor relations website (http://investors.chefswarehouse.com). A replay of the webcast will be available at this location for 30 days.
Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s sensitivity to inflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to realize expected synergies from those acquisitions; increased fuel costs and expectations regarding the use of fuel surcharges; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; and the strain on the Company’s infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.
About The Chefs’ Warehouse
The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 11,500 products to more than 7,000 customer locations throughout the United States.
Contacts:
Investor Relations
Don Duffy/Dara Dierks, (718) 684-8415
Media Relations
Ted Lowen, (646) 277-1238

THE CHEFS’ WAREHOUSE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
GAAP PRESENTATION WITH RECONCILIATION TO MODIFIED PRO FORMA
THIRTEEN AND TWENTY SIX WEEKS ENDED JUNE 24, 2011 AND JUNE 25, 2010
(unaudited; in thousands except share amounts and per share data)

	13 Weeks Ended		26 Weeks Ended
	24-Jun-11	25-Jun-10	24-Jun-11	25-Jun-10
Sales	$99,255	$83,613	$182,438	$153,614
Cost of Sales	73,000	61,670	134,148	113,687

Gross Profit	26,255	21,943	48,290	39,927

Operating Expenses	18,551	16,340	35,530	31,293

Operating Income	7,704	5,603	12,760	8,634

Gain on Interest Rate Swap	—	248	81	430
Interest Expense	3,343	512	6,793	1,139
Loss on Sale of Assets	—	—	3	—

Pretax Income	4,361	5,339	6,045	7,925
Provision for taxes	1,708	1,050	2,372	2,100

Net Income	$2,653	$4,289	$3,673	$5,825

Deemed Dividend Accretion on Class A Units	—	1,180	—	2,360

Net Income attributable to common stockholders	2,653	3,109	3,673	3,465

Net Income per share to common stockholders
Basic	$0.17	$0.14	$0.24	$0.15
Diluted	$0.17	$0.13	$0.23	$0.15

Weighted average shares outstanding
Basic	15,489,100	22,524,424	15,472,461	22,528,170
Diluted	16,000,000	23,356,827	16,000,000	23,377,172

Adjustments to Reconcile GAAP to Modified Pro Forma Results (9)
Net Income attributable to common stockholders	$2,653	$3,109	$3,673	$3,465
Management Fee(1)	—	88	0	175
Incremental Public Company Costs(2)	(300)	(350)	(650)	(700)
Stock Compensation Charges(3)	(115)	—	(230)	—
Interest Expense(4)	2,926	—	5,943	—
Effective Tax Rate @ 39%(5)	—	(930)	—	(785)
Tax Effect Adjustments(6)	(979)	—	(1,975)	—

Deemed Dividend Accretion on Class A Units(7)	—	1,180	—	2,360

Total Adjustments	1,532	(12)	3,088	1,050
Modified Pro Forma Net Income	4,185	3,097	6,761	4,515

Diluted EPS — Modified Pro Forma	$0.20	$0.15	$0.32	$0.22

Diluted Shares Outstanding — Modified Pro Forma (8)	20,834,938	20,834,938	20,834,938	20,834,938

1.	Represents management fee paid to our former private equity investor.

2.	Represents an estimate of recurring incremental legal, accounting, insurance and other compliance costs we expect to incur as a public company.

3.	Represents the compensation charge on vesting equity grants provided at the time of the IPO.

4.	Represents an adjustment to interest expense assuming post-IPO leverage levels under our new credit facility.

5.	Represents a tax adjustment to normalize the 2010 effective tax rate.

6.	Represents the tax impact of adjustments 1 through 4 above.

7.	Represents the deemed dividend accretion on our Class A units, which we redeemed in October 2010.

8.	Represents diluted shares outstanding after giving effect to the initial public offering and the equity grants described in note 3.

9.	We are presenting modified pro forma net income and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of our recent IPO and some items that vary from period to period without any correlation to core operating performance.

THE CHEFS’ WAREHOUSE, INC.
2011 FULLY DILUTED EPS GAAP GUIDANCE RECONCILIATION TO 2011 MODIFIED PRO FORMA FULLY DILUTED
EPS GUIDANCE

	Low-End	High-End
	Guidance	Guidance
Net Income per diluted share	$0.41	$0.44
Incremental Public Company Costs (1)	(0.04)	(0.04)
Stock Compensation Charges (2)	(0.02)	(0.02)
Initial Stock Compensation Charge (3)	0.09	0.09
Write Off of Original Issue Discount (4)	0.08	0.08
Write Off of Deferred Financing Fee (5)	0.13	0.13
Call Premium Paid on Retirement of PIK Notes (6)	0.04	0.04
Interest Expense (7)	0.30	0.30
Tax Effect Adjustments (8)	(0.23)	(0.23)

Total Adjustments	$0.35	$0.35

Modified pro forma net income per diluted share	$0.76	$0.79

1.	Represents an estimate of recurring incremental legal, accounting, insurance and other compliance costs we expect to incur as a public company.

2.	Represents the compensation charge on vesting equity grants provided at the time of the IPO.

3.	Represents the initial compensation charge taken on common shares issued at the time of the IPO.

4.	Represents the write off of the original issue discount associated with the company’s senior secured credit facilities and PIK Notes.

5.	Represents the write off of deferred financing fees incurred to acquire the company’s senior secured credit facilities and PIK Notes.

6.	Represents the call premium paid on the redemption of the company’s PIK Notes.

7.	Represents an adjustment to interest expense assuming post- IPO leverage levels under our new credit facility.

8.	Represents the tax impact of adjustments 1 through 7 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
THIRTEEN AND TWENTY SIX WEEKS ENDED JUNE 24, 2011 AND JUNE 25, 2010
(unaudited; in thousands except share amounts and per share data)

	13 Weeks Ended		26 Weeks Ended
	24-Jun-11	25-Jun-10	24-Jun-11	25-Jun-10
Net Income:	$2,653	$4,289	$3,673	$5,825
Interest Expense	3,343	512	6,793	1,139
Deprecation & amortization	393	502	781	965
Provision for income taxes	1,708	1,050	2,372	2,100

EBITDA (7)	$8,097	$6,353	$13,619	$10,029

Adjustments:
(Gain) on fluctuation of interest rate swap (1)		(247)	(81)	(430)
(Gain) / loss on the marking to market of foreign exchange contracts (2)	67	0	(243)	0
BGCP annual management fee (3)	0	88	0	175
Prior years customs duty refund (4)	(202)	0	(202)	0
Harry Wils & Co. acquisition legal fees (5)	55	0	55	0
Workers Compensation trust settlement (6)	116	0	116	0

Adjusted EBITDA (7)	$8,133	$6,194	$13,264	$9,774

1.	Represents the gain or loss we experienced on our interest rate swap in each period. When we entered into our interest rate swap in 2005, we did not elect to account for it under hedge accounting rules. As such, the mark to market movement of the swap is recorded through our statement of operations. This interest rate swap expired January 2011.

2.	Represents the unrealized gain or loss we experienced on our Eurodollar collar we entered into in the first quarter of 2011 as a hedge against imported products denominated and paid for in Euros.

3.	Represents the management fee paid to our former private equity investor.

4.	Represents a refund received for the overpayment of import tariffs since 2007.

5.	Represents legal fees incurred for the acquisition of Harry Wils & Co.

6.	Represents the settlement recorded with the New York Transportation Industry Workers Compensation Trust.

7.	We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.